SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          MJG ASSOCIATES, INC.

                                 3/17/98            1,500            15.2500
          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 3/13/98           19,900            15.3000
          GAMCO INVESTORS, INC.
                                 3/18/98           20,000            15.2500
                                 3/17/98           35,100            15.2500
                                 3/18/98            8,500            15.3750
                                 3/17/98            2,000            15.3125
                                 3/17/98            5,000            15.2500
                                 3/16/98            1,000            15.3750
                                 3/16/98            5,000            15.3125
                                 3/16/98              500            14.2083
                                 3/16/98           63,000            15.2500
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 3/17/98               29            15.2500

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.